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                                                                   EXHIBIT 23(b)

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 15, 2000 relating to the financial statements and financial statement schedules of Cheniere Energy, Inc., which appears in Cheniere Energy, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.



PricewaterhouseCoopers LLP
April 27, 2000
Houston, Texas